UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2018

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580	54-1956515
(Commission File Number)	(IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in  Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On September 25, 2018, Intersections Inc. (the “Company”) entered into a promissory note to borrow an additional $1.0 million from Loeb Holding Corporation. The new promissory note is substantially identical to the prior bridge notes for a total of $3.0 million the Company previously entered into in June 2018 (as amended in August 2018) with Loeb Holding Corporation ($2.0 million) and David A. McGough ($1.0 million). All of the bridge notes provide (a) for a maturity date of June 30, 2019, (b) for an interest rate equivalent to the interest rate pursuant to that certain Credit Agreement dated as of April 20, 2017 (as amended) (the “Credit Agreement”) among Intersections Inc., the Other Credit Parties party thereto, and PEAK6 Investments, L.P., (c) that the Company or the holder may convert or exchange the principal and interest of such Bridge Note into securities to be sold by the Company in a “qualified financing” (an offering of debt and/or equity securities with net proceeds of at least $10 million (inclusive of the bridge notes) to the Company), and (d) that the bridge notes shall not be convertible or exchangeable into any securities of the Company, with certain exceptions, if the issuance of such securities would require stockholder approval under the applicable NASDAQ Listing Rules. All our obligations under the bridge notes are subordinated to the extent provided for in the subordination agreements dated as of June 27, 2018 among the Borrower, the Lender and Peak6 Strategic Capital LLC. We used the net proceeds of the additional $1.0 million bridge note to make required prepayments under the Credit Agreement.

Loeb Holding Corporation beneficially owns approximately 9,743,640 shares, or approximately 40%, of the Company’s outstanding shares of Common Stock and is the Company’s largest stockholder.  Thomas L. Kempner, one of the Company’s directors, is the Chairman and Chief Executive Officer and the beneficial owner of a majority of the voting stock of Loeb Holding Corporation. Bruce L. Lev, one of the Company’s directors, is a Managing Director of Loeb Holding Corporation.  David A. McGough is a director of the Company and beneficially owns approximately 725,038 shares, or approximately 3% of the Company’s outstanding shares of Common stock.

The transaction was negotiated and approved by the Audit Committee of the Board of Directors.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2018	INTERSECTIONS INC.

	By:	/s/ Ronald Barden
Name: Ronald Barden
Title: Principal Financial Officer